UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 21, 2025

reAlpha Tech Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On August 21, 2025, reAlpha Tech Corp. (the “Company”) received written notice from Glenn Groves (the “Seller”), the President and Chief Executive Officer of GTG Financial, Inc. (“GTG Financial”), a wholly-owned subsidiary of the Company, notifying the Company of his decision to exercise his right to rescind the transactions contemplated by that certain Stock Purchase Agreement (the “Agreement”), by and among GTG Financial, the Seller and the Company, dated February 20, 2025 (the “Closing Date”). Such written notice was delivered pursuant to Section 1.02(a)(iv)(1) of the Agreement, which granted the Seller, in his sole discretion, the right to rescind the transactions contemplated under the Agreement if the Company did not pay the Cash Portion (as defined below) within 180 days after the Closing Date in accordance with the terms and conditions of the Agreement.

Pursuant to and subject to the terms and conditions of the Agreement, the Company agreed to pay to the Seller an aggregate purchase price of up to $4,200,000 for 100% of the issued and outstanding shares of common stock of GTG Financial (the “Acquired Shares”), subject to the adjustments described below, consisting of: (i) $281,250 in 14,063 shares (the “Preferred Shares”) of the Company’s Series A preferred convertible stock, par value $0.001 per share (the “Series A Preferred Stock”), each of which is convertible into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a conversion price of $20 per share of Series A Preferred Stock, in accordance with the terms and conditions of and subject to the adjustments set forth in the corresponding certificate of designation (such shares, the “Conversion Shares”); (ii) $1,287,000 in 700,055 restricted shares of Common Stock (the “Company Shares”), at a price per share of $1.84, which was calculated based on the volume weighted average price of the Common Stock as reported on the Nasdaq Capital Market for the 7 calendar days immediately prior to the Closing Date and payable to the Seller within 90 days from the Closing Date; (iii) $1,344,750 payable in cash (the “Cash Portion”) to the Seller as follows: (A) 30% of the Cash Portion payable on the 120-day anniversary of the Closing Date, (B) 30% of the Cash Portion payable on the 150-day anniversary of the Closing Date and (C) 40% of the Cash Portion payable on the 180-day anniversary of the Closing Date; and (iv) up to an aggregate of $1,287,000 in potential earn-out payments, payable in three tranches of up to $429,000 in cash or restricted shares of Common Stock (the “Earn-Out Shares,” and together with the Preferred Shares, Conversion Shares and Company Shares, the “Shares”), at the Company’s sole discretion and subject to the adjustments described in the Agreement.

As a result of the Company’s receipt of the written notice, and in accordance with Section 1.02(a)(iv)(1) of the Agreement, (i) the Agreement has been terminated, effective immediately; (ii) the Company will return to the Seller the Acquired Shares; (iii) the Seller will return to the Company the Shares, as applicable; (iv) the employment agreement between the Company and the Seller (the “Employment Agreement”) has been terminated, effective immediately; and (v) once the rescission of the transactions contemplated by the Agreement is complete, neither party shall have any further rights, obligations, or liability with respect to each other, the Agreement, and the Employment Agreement, except those that are expressly provided to survive the termination thereof, respectively. Once the rescission of the transactions contemplated by the Agreement becomes effective, the Company will not own any of the issued and outstanding shares of common stock of GTG Financial, and GTG Financial will no longer be a subsidiary of the Company, effective as of such date.

The foregoing description of the Agreement in this Current Report on Form 8-K does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Agreement, a copy of which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2025, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
2.1**

Stock Purchase Agreement, dated as of February 20, 2025, among reAlpha Tech Corp., GTG Financial, Inc. and Glenn Groves. (previously filed as Exhibit 2.1 of Form 8-K filed with the SEC on February 24, 2025).

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
**	Previously filed.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2025	reAlpha Tech Corp.

	By:	/s/ Michael J. Logozzo
Michael J. Logozzo
Chief Executive Officer

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